EXHIBIT 10.19
AMENDMENT NUMBER 4
TO THE
OCCIDENTAL PETROLEUM CORPORATION
SUPPLEMENTAL RETIREMENT PLAN II
Effective as of January 1, 2005
Amended and Restated as of November 1, 2008

The Occidental Petroleum Corporation Supplemental Retirement Plan II (Effective as of January 1, 2005, Amended and Restated as of November 1, 2008) is hereby amended as of January 1, 2012, as follows:

1.           Effective January 1, 2012, a new section 2.1(d), relating to “Annual Bonus,” is added to read as follows, and all subsequent subsections under section 2.1 and any cross-references in the Plan to such subsections are renumbered accordingly:

(d)
“Annual Bonus” means the bonus awarded by an Employer to an Active Participant during the Play Year under a regular annual incentive compensation plan such as the Company’s Variable Compensation Program, Incentive Compensation Program or Executive Incentive Compensation Plan (but excluding, without limitation, a special individual or group bonus, a project bonus, any other special bonus).  For avoidance of doubt, payments made under the Phibro LLC bonus plan or any other bonus plan not specifically stated in the previous sentence are excluded from the definition of Annual Bonus.

2.           Effective January 1, 2012, current section 2.1(k), relating to “DCP Eligible Bonus,” is deleted and all subsequent subsections under section 2.1 and any cross-references in the Plan to such subsections are renumbered accordingly.

3.           Effective January 1, 2012, section 4.1(b)(1), relating to the “Contingent Credit” and “Allocation Amount” under “Allocations Relating to the Retirement Plan” is amended to read as follows:

(b)	Allocation Amount.

(1)
Contingent Credit. A credit shall be made as of the last day of each month to a contingent account maintained for each Participant described in subsection (a). The amount of the credit for the month is set forth below.  For avoidance of doubt, references below to the “Annual Bonus paid” refer only to the portion of an Employee’s Annual Bonus that is actually paid to the Employee and not deferred under the Deferred Compensation Plan.

(A)	For a Participant who shall not attain age 35 as of the last day of the Plan Year, the sum of:

	(i)	4 percent of the sum of the Base Pay of Record and Annual Bonus paid for the calendar month below the Wage Base; plus

	(ii)	8 percent of the sum of the Base Pay of Record and Annual Bonus paid for the calendar month above the Wage Base.

(B)	For a Participant who shall attain age 35 as of the last day of the Plan Year, the sum of:

	(i)	7 percent of the sum of the Base Pay of Record and Annual Bonus paid for the calendar month below the Wage Base; plus

	(ii)	12 percent of the sum of Base Pay of Record and Annual Bonus paid for the calendar month above the Wage Base.

For purposes of calculating contingent allocations under this section, an Employee shall have Base Pay of Record and Annual Bonus paid above the Wage Base for a calendar month only to the extent that the Employee’s Base Pay of Record and Annual Bonus paid for the Plan Year, determined as of the last day of such pay period, is in excess of the Wage Base.

4.           The first sentence on Section 4.1(b)(2)(B) is amended to read as follows:

“The reduction amount for other Participants shall be equal to the dollar limit in effect for the Plan Year under Code section 415(c)(1)(A) minus any Retirement Plan allocations to date, minus the sum of the following:”

5.           The last paragraph of Section 4.1(b)(2) is amended to add the word “Paid” after the phrase “Annual Bonus” so that it reads as follows:

For purposes of determining the reduction under this subparagraph, no portion of the sum of the Participant’s Base Pay Paid and Annual Bonus Paid for the Plan Year in excess of the amount specified in Code section 401(a)(17) in effect for the Plan Year shall be taken into account. The reduction amount shall not be less than zero.

6.           Effective January 1, 2012, section 4.2 is renamed as “Allocations Relating to Compensation Limit.”

7.           Effective January 1, 2012, section 4.2(a) is renamed as “Eligibility for Allocations Relating to Limits Under Code section 401(a)(17).”

8.           Effective January 1, 2012, section 4.3(a)(1), relating to “Eligibility” for “Retirement Plan” and “Allocations Relating to the Deferred Compensation Plan” is amended to read as follows:

(1)	Eligibility. The following Employees who become Participants shall be provided the allocation for the Plan Year specified in subsection (2): An Employee:
	(A)	Who is a participant in the Retirement Plan and eligible to participate in the Deferred Compensation Plan, and
	(B)	Who makes a deferral election under the Deferred Compensation Plan for the Plan Year.

However, notwithstanding anything to the contrary, an Employee of Phibro LLC and its affiliates is not eligible to receive an allocation for the Plan Year specified in paragraph (2).

9.           Effective January 1, 2012, the first two sentences of section 4.3(a)(2), relating to “Allocation Amount” for “Allocations Relating to the Deferred Compensation Plan” and “Retirement Plan ” are deleted and replaced with the following:

(2)
Allocation Amount.  The amount to be allocated in a Plan Year with respect to a Participant described in paragraph (1) shall equal the Participant’s applicable percentage multiplied by the amount of Annual Bonus the Participant has deferred under the Deferred Compensation Plan.

10.            Effective January 1, 2012, the term “DCP Eligible Bonus” is deleted from the last sentence of section 4.3(a)(2) and replaced with the term “Annual Bonus.”

11.           Effective January 1, 2012, section 4.4(a) is amended by adding the words “Section 4.3(a)(2) or” immediately prior to the reference to “Section 4.3(b)(2)” in the last sentence thereof.

12.           Except as amended above, the terms of the Plan as in effect prior to this amendment shall continue unchanged.

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